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MYWEB INC.COM
http://www.mywebinc.com


1 May 1999


Danny Toe Teow Teck
Present


Dear Danny,


LETTER OF OFFER


We are pleased to offer you the position of Chief Executive Officer of MyWeb Asia Pte Ltd. and Chief Operating Officer of MyWeb Inc.com.

Your initial employment will be MyWeb Asia Pte Ltd. You will be re-assigned to China to assist in the operation of our subsidiary in China, if required.

Your monthly salary, under MyWeb Asia Pte Ltd., will be US$6,000.00 with a monthly travel allowance of US$1,000.00 with effect from the date of your commencement. The package is inclusive of all amounts payable pertaining to statutory requirements such as CPF.

Enclosed is a detailed memorandum of the terms and conditions of our employment for your reference. We hope you will view your employment with us as an opportunity to grow in an organization which prides itself of its progress policy for recognizing performance.

We are glad to have you with us and we look forward to a long and rewarding association with you.


Yours sincerely,

/s/ T.S. Wong
-------------------------
T.S. Wong
Chief Executive Officer
MyWeb Inc.com


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TERMS AND CONDITIONS OF EMPLOYMENT
----------------------------------

Employee Name          :   Danny Toe

Position               :   CEO, MyWeb Asia Pte Ltd

Commencement Date      :   1 May 1999

Commencement Salary    :   US$6,000.00 basic and US$1,000 travel allowance (the
                           package shall be inclusive of CPF portion. All further obligation of CPF payment shall be borne by the employee)

Probation              :   3 Months

Increment              :   At company's discretion


1.   PROBATIONARY PERIOD & NOTICE OF TERMINATION
     -------------------------------------------

     You will remain on probation for a period of three months, during the course of which, this engagement may be terminated either by the company or yourself by two week's notice in writing or salary in lieu thereof without any reason being assigned for such termination.


2.   APPOINTMENT
     -----------

     An appointment to service of company is valid when the employee has:

     a.  received a letter of appointment and confirmation in writing; and

     b.  accepted the Company's Conditions of Employment and disciplinary rules.


3.   HOURS OF WORK
     -------------

     Hours of work shall be:

     Monday to Friday, 9:00am to 6:00pm and

     Saturday, 9:00am to 1:00pm (Alternate Saturday)


4.   ANNUAL LEAVE
     ------------

     An employee shall be entitled to Fourteen (14) working days of annual paid leave which only valid after completion of one year of continuous service.


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5.   MEDICAL LEAVE
     -------------

     An employee shall be eligible for paid sick leave not exceed the aggregate of Fourteen (14) days in each calendar year. Sick leave will be granted only on the recommendation of the registered medical practitioner. Claim of Medical expense amounts should not exceed S$25.00 per claim.


6.   SAFETY
     ------

     An employee shall observe such safety regulations as may from time to time be laid down by the Company or relevant regulation.


7.   PROVIDENT FUND
     --------------

     Contribution to the Provident Fund by the Company and employee shall be in accordance with the law.


8.   CONFLICT OF INTEREST
     --------------------

     An employee shall not take up any part-time employment on remuneration basis or participate in any activities which can create a conflict of interest in respect of his employment with the Company.


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